Exhibit 3.1

REZ-128 (2017-08)

[Translation]

Certificate of Amendment

Business Corporations Act (R.S.Q., c. S-31.1)

I hereby certify that the following corporation:

NEPTUNE SOLUTIONS BIEN-ÊTRE INC.

and its version

NEPTUNE WELLNESS SOLUTIONS INC.

Amended its articles under the terms of the Business Corporations Act to incorporate the amendments mentioned in the attached Articles of Amendment.

On June 9, 2022

Filed with the Register on June 8, 2022 under registration number 1148070734 /s/ Yves Pepin Enterprise Registrar

Services Québec

Registraire
des entreprises
Quebec au
Courtesy Translation
RE-500-T (2012-07)

The Registraire des entreprises does not produce an English version of its forms. However, it provides translations of the content of the forms for information purposes.
Articles of Amendment
Business Corporations Act, R.S. Q., c. S-31 .1
Identification o

f the corporation
Name of business corporation
917 6 - 6857 Quebec inc.
Version(s) of the name of the corporation in a language other than French, if applicable
2 Amendment of articles
2.1 Amendment to the name
Name of business corporation
Version(s) of the name of the corporation in a language other than French, if applicable
Designating number in lieu of a name
2.2 Other amendments (see below)
2.3 Date and time to be assigned to the certificate, if applicable
Date (V MD) Time (hour minutes)
Quebec enterprise number
NEQ 11 64 114457
TO AMEND item 5 of the Corporation’s articles of incorporation describing the authorized capital stock as follow: Common shares without par value- unlimited number- and replacing it by the creation of Class “A”
Common Shares and Class “8” to “G” preferred shares as desribed in Schedule A attached. TO AMEND item 6 of the Corporation’s articles of incorporation by replacing Schedule 1 by Schedule B.

REZ-909 (2017-04) Page 1 of 1

Articles of Amendment

Québec enterprise number (NEQ): 1148070734

Business Corporations Act, RLRQ, chapter S-31.1

1	Information about the business corporation

Name of business corporation

NEPTUNE SOLUTIONS BIEN-ÊTRE INC

Version(s) of the name of the corporation in a language other than French, if applicable

NEPTUNE WELLNESS SOLUTIONS IN.

2	Amendment of articles

2.1	Amendment to the name

Name of business corporation

2.2	Other amendments

See attached Schedule

2.3	Date and time of certificate, if applicable

Date 9 June 2022 Time

3	Correction of articles

4	Signature

Name of authorized director or officer

Christopher Piazza

Electronic signature of

Christopher Piazza

For office use only

Reference number of the application: 020200092545097

Designating number:

Services Québec

SCHEDULE TO

ARTICLES OF AMENDMENT

OF

NEPTUNE SOLUTIONS BIEN-ÊTRE INC.

NEPTUNE WELLNESS SOLUTIONS INC.

(the “Corporation”)

As of the date of the issuance of a Certificate of Amendment confirming the present Articles of Amendment, all of the issued and outstanding common shares (the “Common Shares”) in the capital of the Corporation are consolidated (the “Consolidation”) on the bases of one (1) post-Consolidation Common Share for every thirty-five (35) pre-Consolidation Common Shares (provided that each fractional Common Share that results from the Consolidation shall be rounded to the nearest whole number).